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                                                                   EXHIBIT 21


                                   Exhibit 21

                                 to Form 10-KSB

                                       of

                          Net/Guard Technologies, Inc.

                           Subsidiaries of Registrant


                         NetPage Communications, Inc.,
                            an Illinois corporation
                (See Item 1, "Business - Acquisition of NetPage
                             Communications, Inc.")